Exhibit 4.2

UPLAND SOFTWARE, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

December 20, 2013

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8.12	Delays or Omissions	11
8.13	Telecopy Execution and Delivery	11
8.14	Aggregation	11
8.15	Prior Agreement	11

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AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Amended and Restated Right of First Refusal and Co-Sale Agreement (this “Agreement”) is dated as of December 20, 2013, and is between Upland Software, Inc. (f/k/a Silverback Enterprise Group, Inc.), a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A (each, an “Investor,” and collectively, the “Investors”) and the individuals listed on Exhibit B (each, a “Founder,” and collectively, the “Founders”).

RECITALS

This Agreement amends and restates in its entirety the Amended and Restated Right of First Refusal and Co-Sale Agreement dated November 7, 2013 (the “Prior Agreement”) among the Company, the Founders and certain of the Investors (the “Prior Investors”).

The Company proposes to sell shares of Series C Preferred Stock to certain of the Investors (the “Purchasers”) pursuant to the Series C Preferred Stock Purchase Agreement of even date herewith (as may be amended from time to time, the “Purchase Agreement”).

Pursuant to Section 8.4 of the Prior Agreement, the Prior Agreement may be amended, waived, discharged or terminated by the written agreement of the Company and Prior Investors holding a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock (as defined in the Prior Agreement) (the “Requisite Stockholders”).

The undersigned Founders and Investors constitute the Requisite Stockholders, and such Requisite Stockholders desire to amend and restate the Prior Agreement as set forth below so that the rights and obligations with respect to the subject matter herein of the Company, the Investors and the Founders shall, upon the effectiveness of this Agreement, be consolidated and restated herein.

The execution and delivery of this Agreement by the Company, the Purchasers and the Requisite Stockholders is a condition to the closing of the issuance, sale and purchase of the Series C Preferred Stock pursuant to the Purchase Agreement.

Each Founder currently owns that number of shares of the Company’s securities indicated beside such Founder’s name in the exhibits hereto.

The parties therefore agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a) “Common Stock” means the common stock of the Company.

(b) “Change of Control” means the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions.

(c) “Convertible Securities” means all then outstanding options, warrants, rights, convertible notes, preferred stock or other securities of the Company directly or indirectly convertible into or exercisable for shares of Common Stock.

(d) “Co-Sale Eligible Investor” means each Eligible Investor who purchased none of the Offered Shares pursuant to Section 3.

(e) “Days” means calendar days; provided that if any day on which a period specified in this Agreement would otherwise terminate falls on a weekend or a federal holiday, the term “day” shall mean the next business day.

(f) “Eligible Investor” means an Investor who or which, at the time in question, holds at least 1 share of Preferred Stock (as may be adjusted from time to time for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like).

(g) “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, and the Series C Preferred Stock.

(h) “Rights of Co-Sale” means the rights of co-sale provided to the Co-Sale Eligible Investors in Section 4.

(i) “Rights of First Refusal” means the rights of first refusal provided to the Company and the Eligible Investors in Section 3.

(j) “Seller” means any Founder proposing to Transfer Seller Shares.

(k) “Seller Shares” means all shares of Common Stock and Convertible Securities of the Company owned as of the date hereof or hereafter acquired by a Founder, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like.

(l) “Series A Preferred Stock” means the shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

(m) “Series B Preferred Stock” means the shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

(n) “Series B-1 Preferred Stock” means the shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share.

(o) “Series B-2 Preferred Stock” means the shares of the Company’s Series B-2 Preferred Stock, par value $0.0001 per share.

(p) “Series C Preferred Stock” means the shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

(q) “Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(i) any bona fide pledge made pursuant to a bona fide loan transaction that creates a mere security interest, if the pledgee executes a counterpart copy of this Agreement and becomes bound thereby as a Seller in the event that and to the extent that such pledgee ever acquires ownership of such shares;

(ii) any transfers of Seller Shares by a Seller to Seller’s spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of Seller, or to a trust or trusts for the exclusive benefit of Seller or those members of Seller’s family specified in this Section 1.1(q)(ii) or transfers of Seller Shares by Seller by devise or descent; provided that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(iii) any bona fide gift effected for tax planning purposes, provided that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(iv) by operation of law;

(v) (i) any transfer not involving a change in beneficial ownership or (ii) any transfers involving the distribution without consideration to (x) a constituent partner or a retired partner, or the estate of any such partner, of a Seller that is a partnership; (y) a parent, subsidiary or other affiliate of a Seller that is a corporation; or (z) a member or a retired member, or the estate of any such member, of a Seller that is a limited liability company; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(vi) any transfer to the Company or an Eligible Investor pursuant to the terms of this Agreement; and

(vii) any repurchase of Seller Shares by the Company pursuant to agreements under which the Company has the option to repurchase such Seller Shares upon the occurrence of certain events, such as termination of employment, or in connection with the exercise by the Company of any rights of first refusal.

If a Seller plans to make any of the above excepted transfers, then, prior to transferring its Seller Shares, the Seller shall deliver to the Company a written notice stating: (i) Seller’s bona fide intention to make an excepted transfer of its Seller Shares; (ii) the name, address and phone number of each proposed transferee; (iii) the aggregate number of Seller Shares to be transferred to each proposed transferee; and (iv) the section in this agreement upon which Seller is relying in making an excepted transfer.

SECTION 2

RESTRICTIONS ON TRANSFER

2.1 General. Before a Seller may Transfer any Seller Shares, Seller must comply with the provisions of Section 2.2, Section 3 and Section 4. Each Founder represents and warrants that it is the sole legal and beneficial owner of its Seller Shares and, subject to any restrictions imposed under the Company’s certificate of incorporation or bylaws, or under any restricted stock purchase agreement with the Company, that no other person or entity has any interest (other than a community property interest) in such shares.

2.2 Notice of Proposed Transfer. Prior to Seller Transferring any of its Seller Shares, Seller shall deliver to the Company and the Eligible Investors a written notice (the “Transfer Notice”) in substantially the form attached hereto as Exhibit C, stating: (i) Seller’s bona fide intention to Transfer such Seller Shares; (ii) the name, address and phone number of each proposed purchaser or other transferee (each, a “Proposed Transferee”); (iii) the aggregate number of Seller Shares proposed to be Transferred to each Proposed Transferee (the “Offered Shares”); (iv) the bona fide cash price or, in reasonable detail, other consideration for which Seller proposes to Transfer the Offered Shares (the “Offered Price”); and (v) each Eligible Investor’s right to exercise either its Right of First Refusal or its Right of Co-Sale (but not both rights) with respect to the Offered Shares.

SECTION 3

RIGHT OF FIRST REFUSAL

3.1 Exercise by the Company.

(a) For a period of twenty (20) days (the “Company Exercise Period”) after the last date on which the Transfer Notice is, pursuant to Section 8.1, deemed to have been delivered to the Company and all Eligible Investors, the Company shall have the right to purchase all but not less than all of the Offered Shares on the terms and conditions set forth in this Section 3. In order to exercise its right hereunder, the Company must deliver written notice to Seller within the Company Exercise Period. In the event that the Company’s Board of Directors determines, in its sole discretion, that the Company is prohibited by law or by contract from exercising the Company’s Right of First Refusal, the Company may specify another person or entity who shall be neither a current stockholder of the Company nor any other affiliate of the Company or its stockholders and who shall be unanimously approved by the Board of Directors, excluding any board member who is also a Seller, as its designee to purchase such Offered Shares.

(b) Upon the earlier to occur of (i) the expiration of the Company Exercise Period or (ii) the time when Seller has received written confirmation from the Company regarding its exercise of its Right of First Refusal, the Company shall be deemed to have made its election with respect to the Offered Shares, and the shares for which the Eligible Investors may exercise their Rights of First Refusal (as described below) shall be correspondingly reduced, if appropriate.

3.2 Initial Exercise by the Eligible Investors.

(a) Subject to the limitations of this Section 3.2, during the ten (10) days immediately following the expiration of the Company Exercise Period (the “Investor Exercise Period”), the Eligible Investors shall have the right to purchase, in the aggregate, all or any part of the Offered Shares not purchased by the Company pursuant to Section 3.1 (the “Remaining Shares”) on the terms and conditions set forth in this Section 3. In order to exercise its rights hereunder, such Eligible Investor must provide written notice delivered to Seller within the Investor Exercise Period.

(b) If the aggregate number of shares that the Eligible Investors desire to purchase (as evidenced in the written notices delivered to Seller) exceeds the Remaining Shares, each Eligible Investor so exercising will be entitled to purchase its pro rata share of the Remaining Shares, which shall be equal to that number of the Remaining Shares equal to the product obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held by such Eligible Investor on the date of the Transfer Notice and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held on the date of the Transfer Notice by all Eligible Investors exercising their Rights of First Refusal (“Pro Rata ROFR Share”).

(c) Within five (5) days after the expiration of the Investor Exercise Period, Seller will give written notice to the Company and each Eligible Investor specifying the number of Offered Shares to be purchased by the Company and each Eligible Investor exercising its Right of First Refusal (the “ROFR Confirmation Notice”). The ROFR Confirmation Notice shall also specify the number of Offered Shares not purchased by the Company or the Eligible Investors, if any, pursuant to Sections 3.1 and 3.2 (“Unsubscribed Shares”) and shall list each Participating Investor’s (as defined in Section 3.3) Subsequent Pro Rata Share (as described in Section 3.3) of any such Unsubscribed Shares.

3.3 Subsequent Exercise by the Eligible Investors. To the extent that there remain any Unsubscribed Shares, each Eligible Investor electing to exercise its right to purchase at least its full Pro Rata ROFR Share of the Remaining Shares under Section 3.2 (a “Participating Investor”) shall have a right to purchase all or any part of the Unsubscribed Shares; however, if the aggregate number of shares that the Participating Investors desire to purchase (as evidenced in written notices delivered to the Seller) exceeds the remaining Unsubscribed Shares, each Participating Investor so exercising (an “Electing Participating Investor”) will be entitled to purchase that number of the Unsubscribed Shares equal to the product obtained by multiplying (x) the number of Unsubscribed Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held on the date of the Transfer Notice by such Electing Participating Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held on the date of the Transfer Notice by all Electing Participating Investors (“Subsequent Pro Rata Share”); provided, however, if any Electing Participating Investor does not request to purchase its full Subsequent Pro Rata Share, the remaining portion of its allocation shall be reallocated among those Electing Participating Investors whose Subsequent Pro Rata Share allocations did not satisfy their requests, pro rata, as described above, and this procedure shall be repeated until each Electing Participating Investor’s request has been fulfilled or all of the Remaining Shares have been so allocated. In order to exercise its rights hereunder, such Electing Participating Investor must provide written notice to Seller with a copy to the Company and each Eligible Investor within seven (7) days after the expiration of the Investor Exercise Period (the “Subsequent Exercise Period”).

3.4 Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or by an Eligible Investor exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3.5. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, each Eligible Investor and Seller, absent fraud or error.

3.5 Closing; Payment. Subject to compliance with applicable state and federal securities laws, the Company and the Eligible Investors exercising their Rights of First Refusal shall effect the purchase of all or any portion of the Offered Shares, including the payment of the purchase price, within ten (10) days after the later of (i) delivery of the ROFR Confirmation Notice, (ii) Delivery of the Co-Sale Confirmation Notice (as defined in Section 4.1(c)), and (iii) expiration of the Subsequent Exercise Period (the “Right of First Refusal Closing”). Payment of the purchase price will be made, at the option of the party exercising its Right of First Refusal, (i) in cash (by check), (ii) by wire transfer or (iii) by cancellation of all or a portion of any outstanding indebtedness of Seller to the Company or the Eligible Investor, as the case may be, or (iv) by any combination of the foregoing. At such Right of First Refusal Closing, Seller shall deliver to each of the Company and the Eligible Investors exercising their Rights of First Refusal, one or more certificates, properly endorsed for transfer, representing such Offered Shares so purchased.

3.6 Exclusion from Right of First Refusal. This Right of First Refusal shall not apply with respect to shares sold and to be sold by Eligible Investors pursuant to the Right of Co-Sale (set forth in Section 4).

SECTION 4

RIGHT OF CO-SALE

4.1 Exercise by the Eligible Investors.

(a) Subject to the limitations of this Section 4, to the extent that the Company and the Eligible Investors do not exercise their respective Rights of First Refusal with respect to all or any part of the Offered Shares or the Remaining Shares, as applicable, pursuant to Section 3, then, each Eligible Investor who has not exercised its Right of First Refusal pursuant to Section 3.2 or 3.3 (a “Co-Sale Eligible Investor”) shall have the right to participate in such sale of the Offered Shares which are not being purchased by the Company or the Eligible Investors pursuant to their respective Rights of First Refusal (“Residual Shares”), on the same terms and conditions as specified in the Transfer Notice, to the extent described in Section 4.1(b). To exercise its rights hereunder, each Co-Sale Eligible Investor (a “Selling Investor”) must have provided a written notice to Seller within the Investor Exercise Period indicating the number of shares it holds that it wishes to sell pursuant to this Section 4.1.

(b) Each Selling Investor will be entitled to sell up to its pro rata share of the Residual Shares, which shall be equal to the product obtained by multiplying (x) the number of Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held on the date of the Transfer Notice by such Selling Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held on the date of the Transfer Notice by Seller and all Selling Investors.

(c) Within ten (10) days after the expiration of the Subsequent Exercise Period, Seller will give written notice to the Company and each Selling Investor specifying the number of Residual Shares to be sold by each Selling Investor exercising its Right of Co-Sale (the “Co-Sale Confirmation Notice”).

4.2 Closing; Consummation of the Co-Sale. Subject to compliance with applicable state and federal securities laws, the sale of the Residual Shares by the Selling Investors shall occur within ten (10) days after delivery of the Co-Sale Confirmation Notice (the “Co-Sale Closing”). If a Selling Investor exercised the Right of Co-Sale in accordance with this Section 4, then such Selling Investor shall deliver to Seller at or before the Co-Sale Closing, one or more certificates, properly endorsed for Transfer, representing the number of Residual Shares to which the Selling Investor is entitled to sell pursuant to this Section 4. At the Co-Sale Closing, Seller shall cause such certificates or other instruments to be Transferred and delivered to the Transferee pursuant to the terms and conditions specified in the Transfer Notice, and Seller will remit, or will cause to be remitted, to each Selling Investor, at the Co-Sale Closing, that portion of the proceeds of the Transfer to which each Selling Investor is entitled by reason of each Selling Investor’s participation in such Transfer pursuant to the Right of Co-Sale.

4.3 Exclusion from Co-Sale Right. This Right of Co-Sale shall not apply with respect to Common Stock (including shares issued or issuable upon conversion of Preferred Stock) sold or to be sold to Eligible Investors or the Company pursuant to the Right of First Refusal.

4.4 Multiple Series, Class or Type of Stock. If the Offered Shares consist of more than one series, class or type of security, Seller has the right to Transfer hereunder each such series, class or type.

4.5 Seller’s Right To Transfer. If any of the Offered Shares remain available for sale by Seller after the exercise of all Rights of First Refusal and all Rights of Co-Sale, then the Seller shall be free to Transfer, subject to Section 5, any such remaining shares to the Proposed Transferee at the Offered Price in accordance with the terms set forth in the Transfer Notice; provided, however, that if the Offered Shares are not so Transferred during the seventy-two (72) day period following the deemed delivery of the Transfer Notice, then Seller may not Transfer any of such remaining Offered Shares without complying again in full with the provisions of this Agreement.

SECTION 5

CONDITIONS TO VALID TRANSFER

5.1 Generally. Any attempt by any Seller to Transfer any Seller Shares in violation of any provision of this Agreement will be void. No securities shall be transferred by Seller unless (i) such Transfer is made in compliance with all of the terms of this Agreement and all applicable federal and state securities laws and (ii) prior to such Transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement. The Company will not be required to (i) transfer on its books any shares that have been Transferred in violation of any provisions of this Agreement or (ii) to treat as owner of such shares, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so Transferred.

SECTION 6

RESTRICTIVE LEGEND AND STOP TRANSFER ORDERS

6.1 Legend . Each Founder understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Seller Shares by such Founder:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON TRANSFEREES OF THESE SHARES.

6.2 Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Seller agrees that the Company may issue appropriate “stop transfer” certificates or instructions in the event of a Transfer in violation of any provision of this Agreement and that it may make appropriate notations to the same effect in its records.

SECTION 7

TERMINATION

7.1 Termination. The Eligible Investors’ Rights of First Refusal and Rights of Co-Sale shall terminate upon the earliest to occur of (i) the closing of an Initial Public Offering (as defined below), (ii) the date on which this Agreement is terminated by a writing executed by holders of at least a majority of the shares of Preferred Stock then held by the Investors (on an as converted to common basis), (iii) the dissolution or winding-up of the Company, or (iv) immediately prior to the effective date of a Change of Control. The Company’s Right of First Refusal will terminate upon the earliest to occur of (i) a written election of the Company pursuant to an action by the Board of Directors, or (ii) the occurrence of any of (i), (iii) or (iv) in the preceding sentence. An “Initial Public Offering” means the Company’s first bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock.

SECTION 8

MISCELLANEOUS

8.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor, a Seller or any other holder of Company securities subject to this Agreement) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records (if provided by the Investor), as may be updated in accordance with the provisions hereof;

(b) if to a Seller, to the Seller’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof;

(c) if to any other holder of Company securities subject to this Agreement, to such address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such securities for which the Company has contact information in its records; or

(d) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 401 Congress Ave., Suite 2950, Austin, Texas 78701, or at such other current address as the Company shall have furnished to the Investors, Sellers or other such holders, with a copy (which shall not constitute notice) to Brian K. Beard, Wilson Sonsini Goodrich & Rosati, 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746-5546.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor, Seller or other security holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in the exhibits to this Agreement (or to any other facsimile number for the Investor, Seller or other security holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth in the exhibits to this Agreement (or to any other electronic mail address for the Investor, Seller or other security holder in the Company’s records If provided by such Investor), (iii) posting on an electronic network together with separate notice, in accordance with subsection (i) or (ii) to the Investor, Seller or other security holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor, Seller or other security holder. This consent may be revoked by an Investor, Seller or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

8.2 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company; provided, however, that an Investor may transfer or assign Investor’s rights, duties and obligations hereunder without the Company’s prior written consent in connection with a transfer or assignment effected in accordance with the terms of this Agreement and the Company’s Amended and Restated Investors’ Rights Agreement, so long as the transferee or assignee delivers to the Company an executed joinder whereby such transferee or assignee agrees to become a party to this Agreement. Except as otherwise provided in the foregoing sentence, any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.3 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.4 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that any amendment that materially and adversely affects the rights of the Series C Preferred Stock hereunder in a manner differently than it affects the rights of the other series of Preferred Stock shall also require approval by the Investors holding a majority of the outstanding shares of the Series C Preferred Stock; provided further, however, that Exhibit A hereto may be amended from time to time with no further action on the part of the parties hereto to add subsequent holders of Preferred Stock or transferees or assignees permitted herein (each a “New Party”), provided that such New Party shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Schedule 1. Upon the execution and delivery of an Adoption Agreement by a New Party, such New Party shall be deemed to be a party hereto as if such New Party’s signature appeared on the signature pages hereto. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Seller, each Investor and each future holder of shares of Preferred Stock with rights under this Agreement. Each Investor acknowledges that, except as otherwise provided herein, by the operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

8.5 Continuity of Other Restrictions. Any Seller Shares not purchased by the Company or any Eligible Investor pursuant to their Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Seller Shares hereunder and by law, including any restrictions imposed under the Company’s certificate of incorporation or bylaws, or by agreement.

8.6 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

8.8 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

8.9 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation, the terms of the Company’s certificate of incorporation will control. In the event of any conflict between the terms of this Agreement and any other agreement to which a Founder is a party or by which such Founder is bound, the terms of this Agreement will control. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

8.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

8.11 Entire Agreement . This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein

8.12 Delays or Omissions . Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.13 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

8.14 Aggregation. All shares of Preferred Stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

8.15 Prior Agreement. Effective upon execution of this Agreement by the Company and the other parties hereto, the parties hereto completely and irrevocably waive any and all application of the Prior Agreement and acknowledge that the Prior Agreement is hereby amended and restated to read in its entirety as set forth in this Agreement.

(Signature pages to follow.)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

UPLAND SOFTWARE, INC.
a Delaware corporation

By:	/s/ JOHN T. MCDONALD
John T. McDonald,
Chief Executive Officer

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

MLPF&S AS CUST. FBO JOHN MCDONALD IRRA

By:	/s/ JOHN T. MCDONALD
Name:	John T. McDonald
Title:	Authorized Signatory

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JOHN T. MCDONALD
John T. McDonald

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

ACTIVANT INVESTMENT II, LLC

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

ACTIVANT HOLDINGS I, LP

By:	Activant Capital Group, LLC
Its:	General Partner

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

ACTIVANT HOLDINGS II, LP

By:	Activant Capital Group, LLC
Its:	General Partner

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

ALTITUDE INVESTMENTS FUND I, L.P.

By:	Altitude Investments LLC
Its:	General Partner

By:	/s/ BRAD SEIDEL
Name:	Brad Seidel
Title:	President

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

AUSTIN VENTURES IX, L.P.

By:	AV Partners IX, L.P., its General Partner
By:	AV Partners IX, LLC, its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	Member

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

AUSTIN VENTURES X, L.P.

By:	AV Partners X, L.P., its General Partner
By:	AV Partners X, LLC, its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	Member

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ CLAYTON CHRISTOPHER
Clayton Christopher

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

COVENANT PE I, L.P.

By:	Atlas Capital Management, L.P.
Its:	General partner

By:	RHA, Inc.
Its:	General partner

By:	/s/ ROBERT H. ALPERT
Name:	Robert H. Alpert
Title:	President

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

COZMO INVESTMENTS, LTD.

By:	High 4 Family, LLC
Its:	General partner

By:	/s/ WALTER C. REYNOLDS
Name:	Walter C. Reynolds
Title:	Manager

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

ESW CAPITAL LLC

By:	/s/ ANDREW S. PRICE
Name:	Andrew S. Price
Title:	CFO

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

By:	/s/ JAMES K. PHILLIPS
Name:	James K. Phillips
Title:	Chief Financial Officer

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ ROBERT HERSCH
Robert Hersch

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JERALD PETERSON
Jerald Peterson

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JOSEPH P. PETERSON
Joseph P. Peterson

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JOE ROSS
Joe Ross

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ KEVIN SINGERMAN
Kevin Singerman

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

MARGUERITE C. KLEINHEINZ TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

JOHN BURKE KLEINHEINZ JR. TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

WILLIAM HARRISON KLEINHEINZ TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ LEO PETERSON
Leo Peterson

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ MARK SINGERMAN
Mark Singerman

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ JAMES PALLOTTA
James Pallotta

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ BYRON DAVID PEARSON
Byron David Pearson

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

RARA4 INVESTMENTS, LTD.

By:	Tame Coyote Management, LLC
Its:	General partner

By:	/s/ DONALD C. REYNOLDS
Name:	Donald C. Reynolds
Title:	Manager

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

THE MICHAEL M REYNOLDS TESTAMENTARY TRUST

By:	/s/ MIKE REYNOLDS
Name:	Mike Reynolds
Title:	Trustee

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

RICHARD H. HEIN TRUST DATED JUNE 12, 1995

By:	/s/ RICHARD H. HEIN
Name:	Richard H. Hein
Title:	Trustee

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ GEORGE WOODIWISS
George Woodiwiss

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

/s/ TIMOTHY MAY
Timothy May

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

FOUNDER

/s/ JOHN T. MCDONALD
John T. McDonald

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

EXHIBIT A—INVESTORS

Austin Ventures X, L.P. [***]	SHV Partners III, LLC [***]

Austin Ventures IX, L.P. [***]	ESW Capital LLC [***]	RARA4 Investments, Ltd. [***]

Activant Investment II, LLC [***]	Activant Holdings I, LP [***]	Activant Holdings II, LP [***]

Joe Ross [***]	Clayton Christopher [***]	Cozmo Investments, Ltd. [***]

John T. McDonald [***]	Michael Beaudoin [***]	Jerald Lawrence Peterson [***]

Covenant PE I, L.P. [***]	James Pallotta [***]	Joseph P. Peterson [***]

WS Investment Company, LLC (2010A) [***]	John and Tamra Gorman [***]	Tamra I. Gorman Exempt Trust/Tamra I. Gorman, Trustee [***]

Rodney Rice [***]	Richard H. Hein Trust dated June 12, 1995 [***]	Richard Schottenfeld [***]

Marguerite C. Kleinheinz Trust [***]	John Burke Kleinheinz Jr. Trust [***]	William Harrison Kleinheinz Trust [***]

MLPF&S as Cust. FBO John McDonald IRRA [***]	Joseph Larscheid [***]	Cheryl Larscheid [***]

Rex and Vicki Lamb [***]	Mark Creglow [***]	Dan Yount [***]

Sean Nathaniel [***]	Altitude Investments Fund I, L.P. [***]	Global Undervalued Securities Master Fund, L.P. [***]

Alan Maltz [***]	Timothy May [***]	Byron David Pearson [***]

The Michael M Reynolds Testamentary Trust [***]	George Woodiwiss [***]	Robert Hersch [***]

Kevin Singerman [***]	Mark Singerman [***]	Leo Peterson [***]

Maltz Enterprises L.P. [***]	Estrella Solamente, LLC [***]	Lindy Smith [***]

Cindy Willingham [***]

EXHIBIT B—FOUNDERS

John T. McDonald [***] Christopher Ney [***]

EXHIBIT C

FORM OF

NOTICE OF SHARE TRANSFER

Notice of Transfer

I intend to transfer shares of the Company’s stock as indicated below (the “Offered Shares”).

Notice of Rights

Pursuant to the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of December 20, 2013 (the “Agreement”), I write to inform you of your Right of First Refusal and your Right of Co-Sale (each as defined in the Agreement) with respect to the Offered Shares. If you choose to do so, you may exercise one (but not both) of these rights with respect to the Offered Shares by returning this notice to me, at the address below, with a copy to Upland Software, Inc. If you decline your right to do so, you do not need to return anything. Your failure to return this notice on a timely basis will indicate that you have declined to exercise your Right of First Refusal and Right of Co-Sale with respect to the Offered Shares.

Election

I exercise my Right of First Refusal                                 ☐

I exercise my Right of Co-Sale                                          ☐

I wish to (circle one, not both) buy / sell         shares of         stock.

Description of Transfer

1.	Type and aggregate number of shares to be transferred:

2.	Type of transfer (please check one):

☐	Sale

☐	Other. Describe:

3.	Proposed transferees:

Name and address	Type, amount and price of shares
1. [insert name of proposed transferee] [insert address of proposed transferee] [insert phone number of proposed transferee]	[enter amount, type and price of shares]

2. [insert name of proposed transferee] [insert address of proposed transferee] [insert phone number of proposed transferee]	[enter amount, type and price of shares]

4.	Consideration:

•	Total cash consideration:

•	Total fair market value of non-cash consideration (if any) as of the date of the notice:

•	Describe any non-cash consideration in reasonable detail:

[Specify applicable return dates for the notice]. There will be no extension of this deadline.

[Enter seller’s name and address]

[Enter the company’s address and contact person]